As filed with the Securities and Exchange Commission on November 12, 2010
Registration No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Capstone Turbine Corporation
(Exact name of registrant as specified in its charter)
Delaware	95-4180883
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

21211 Nordhoff Street
Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Edward I. Reich
Executive Vice President, Chief Financial Officer and Secretary
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
(818) 734-5300
(Name, address and telephone number, including area code, of agent for service)

with copies to:
J. Chase Cole, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common Stock, $0.001 par value	500,000 shares	$0.78	$390,000	$28.00

(1)
Includes rights to purchase shares of preferred stock (the “Rights”) of Capstone Turbine Corporation (“Capstone”) which are issuable pursuant to Capstone’s stockholder rights plan.  Until the occurrence of certain prescribed events, the Rights are not exercisable and will be transferable along with and only with the common stock.

(2)
The shares registered hereunder include 500,000 shares of common stock of Capstone issuable under the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan (the “ESPP”).  The ESPP authorizes the issuance of a maximum of 1,400,000 shares of Capstone’s common stock.  Capstone previously registered with the Securities and Exchange Commission (the “Commission”) 900,000 shares of common stock available for issuance under the ESPP pursuant to a Registration Statement on Form S-8 (File No. 333-40846).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the provisions of the ESPP.

(3)
The proposed maximum offering price per share is based upon the average of the high and low trading prices per share of Capstone’s common stock as reported on the Nasdaq Global Market on November 8, 2010, pursuant to Rule 457(h) of the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

EXPLANATORY NOTE

The contents of Capstone’s registration statement on Form S-8 (File No. 333-40846) registering shares of common stock issuable pursuant to the ESPP and filed with the Commission on July 5, 2000 are hereby incorporated by reference pursuant to Instruction E to Form S-8.  Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 500,000 shares authorized for issuance pursuant to the ESPP not previously registered.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

Capstone will provide participants, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for such documents should be directed to Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attention: Edward I. Reich, Executive Vice President, Chief Financial Officer and Secretary, telephone number: (818) 734-5300.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Capstone hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	Capstone’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010;

(b)	Capstone’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2010 and September 30, 2010;

(c)	Capstone’s Current Reports on Form 8-K, filed with the Commission on June 15, 2010, July 1, 2010, August 4, 2010, August 25, 2010, September 1, 2010, and November 12, 2010; and

(d)
The description of Capstone’s common stock contained in Capstone’s Registration Statement on Form 8-A, filed with the Commission on June 22, 2000, including any subsequent amendment or report filed for the purpose of amending such description, and the description of Capstone’s Preferred Stock purchase rights contained in Capstone’s Registration Statement on Form 8-A, filed with the Commission on July 8, 2005, including any subsequent amendment or report filed for the purpose of amending such description.

All documents subsequently filed by Capstone pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Capstone has adopted provisions in its second amended and restated certificate of incorporation and amended and restated bylaws which requires it, to the fullest extent permitted by the DGCL, to indemnify all of its directors and officers against any liability and to advance indemnification expenses on behalf of all of its directors and officers.  In addition, Capstone’s amended and restated bylaws provide that it may, at the discretion of the board of directors, indemnify any person who is party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  To the full extent permitted by law, the indemnification provided under the amended and restate bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding.  The indemnification provided under the amended and restated bylaws shall not be deemed to limit Capstone’s right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The second amended and restated certificate of incorporation and amended and restated bylaws also empower Capstone, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or Capstone’s amended and restated bylaws, against any liability which may be asserted against any director, officer or such other person.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number	Exhibit
4.1	Specimen Stock Certificate (a)
4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (b)
4.3	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated September 16, 2008 (c)
4.4	Rights Agreement, dated as of July 7, 2005, by and between Capstone Turbine Corporation and Mellon Investor Services LLC (b)
4.5	Amendment No. 1 to Rights Agreement, dated July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC (d)
5	Opinion of Waller Lansden Dortch & Davis, LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)
24	Power of Attorney (included on the signature page)

(a)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A, dated June 21, 2000 (File No. 333-33024).
(b)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-15957).
(c)	Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (File No. 001-15957)
(d)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008 (File No. 001-15957).

Item 9. Undertakings.

A.           The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on November 12, 2010.

CAPSTONE TURBINE CORPORATION
By:	/s/ EDWARD I. REICH
Edward I. Reich
Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward I. Reich and Darren R. Jamison, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all registration statements, and any and all amendments thereto (including post-effective amendments) relating to the offering of securities as this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s / DARREN R. JAMISON	President, Chief Executive Officer and Director	November 12, 2010
Darren R. Jamison	(Principal Executive Officer)

/s/ EDWARD I. REICH	Executive Vice President, Chief Financial Officer and Secretary	November 12, 2010
Edward I. Reich	(Principal Financial Officer)

/s/ JAYME L. BROOKS	Chief Accounting Officer	November 12, 2010
Jayme L. Brooks	(Principal Accounting Officer)

/s/ GARY D. SIMON	Chairman of the Board of Directors	November 12, 2010
Gary D. Simon

/s/ RICHARD K. ATKINSON	Director	November 12, 2010
Richard K. Atkinson

/s/ JOHN V. JAGGERS	Director	November 12, 2010
John V. Jaggers

/s/ NOAM LOTAN	Director	November 12, 2010
Noam Lotan

/s/ GARY J. MAYO	Director	November 12, 2010
Gary J. Mayo

/s/ ELIOT G. PROTSCH	Director	November 12, 2010
Eliot G. Protsch

/s/ HOLLY A. VAN DEURSEN	Director	November 12, 2010
Holly A. Van Deursen

/s/ DARRELL J. WILK	Director	November 12, 2010
Darrell J. Wilk

EXHIBIT INDEX

Number	Exhibit
4.1	Specimen Stock Certificate (a)
4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (b)
4.3	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated September 16, 2008 (c)
4.4	Rights Agreement, dated as of July 7, 2005, by and between Capstone Turbine Corporation and Mellon Investor Services LLC (b)
4.5	Amendment No. 1 to Rights Agreement, dated July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC (d)
5	Opinion of Waller Lansden Dortch & Davis, LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)
24	Power of Attorney (included on the signature page)

(a)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A, dated June 21, 2000 (File No. 333-33024).
(b)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-15957).
(c)	Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (File No. 001-15957)
(d)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008 (File No. 001-15957).